Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of Satellogic Inc. and to the incorporation by reference therein of our report dated April 15, 2024, with respect to the consolidated financial statements of Satellogic Inc. included in its Annual Report (Form 20-F) for the years ended December 31, 2023 and 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

June 7, 2024